CONTRACT OF SALE


       This Contract of Sale ("Contract") is effective this 20th day of March, 1998 entered into between NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation ("Seller"), and RRC ACQUISITION TWO, INC. a Florida corporation, ("Buyer").

                                    ARTICLE I

                         AGREEMENT OF PURCHASE AND SALE

       Subject to those provisions to follow, Seller agrees to sell, and Buyer agrees to buy, the following described properties (hereinafter referred to collectively as the "Property"):

       1.1 Fee Title. Seller's fee simple title in and to the tract of land situated in the city of Miami and state of Florida, as described more specifically in Exhibit "A" attached hereto and incorporated herein, together with all and singular the Seller's rights and appurtenances pertaining to such real property including, without limitation, all easements, streets, alleys and rights-of-way and all rights of Seller relating to ingress and egress and all strips and gores between such real property and adjacent land (collectively referred to as the "Land");

     1.2 Improvements. All buildings and improvements, ("Improvements") located on the Land;

       1.3 Personal Property. All mechanical systems, fixtures and equipment including, but not limited to, compressors, and engines; electrical systems, fixtures and equipment; plumbing fixtures, systems and equipment; heating fixtures, systems and equipment; air conditioning fixtures, systems and equipment; furniture, carpets, drapes and other furnishings; maintenance equipment and tools; and all other machinery, equipment, fixtures and personal property of every kind and character, if any, owned by the Seller and located in, or on or used in connection with, the Land or the Improvements or the operations thereon ("Personal Property");

       1.4 Plans, Etc. All site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans, diagrams or studies of any kind, if any, in Seller's possession which relate to the Land, the Improvements or the Personal Property;

       1.5 Tenant Leases. Seller's interest in all leases and rental agreements with tenants occupying, or having the right to occupy, space situated in Improvements or otherwise having rights with regard to use of the land or the Improvements ("Leases"), and all security deposits, if any, held in connection with such leases.

       1.6 Miscellaneous Documents. All leasing brochures, market studies, tenant data sheets and other materials of any kind in Seller's possession solely related to the Improvements.

                                   ARTICLE II

                                 PURCHASE PRICE

       2.1 Purchase Price. The purchase price for the Property shall be TWELVE MILLION ONE HUNDRED TEN THOUSAND DOLLARS ($12,110,000) (the "Purchase Price"). The Purchase Price shall be payable by wire transfer or immediately available funds at Closing (hereinafter defined).

       2.2 Earnest Money Deposit. Within three (3) business days after execution of this Contract, by Buyer and Seller, the Buyer shall deposit with the Title Company, (hereinafter defined), as an earnest money deposit in cash an amount of FIFTY THOUSAND DOLLARS ($50,000) ("Earnest

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Money  Deposit")  with   Commonwealth   Land  Title  Insurance  Company  ("Title
Company"). The Title Company shall hold and dispose of the Earnest Money Deposit in strict compliance with this Contract. Buyer shall direct the Earnest Money Deposit to be invested in an interest bearing account in a financial institution insured by the Federal Deposit Insurance Corporation chosen by Buyer, with such account having a maturity date not later than the Closing Date (hereinafter defined). All interest earned on the Earnest Money Deposit shall be Buyer's property prior to a default by Buyer. All interest earned after the date of a default by Buyer shall be for Seller's account. Buyer and Seller agree that prior to Buyer's deposit of the Earnest Money Deposit with the Title Company, Seller shall have no obligation or liability under this Contract, and that Buyer's obligation to deposit the Earnest Money Deposit is an express condition precedent to Seller's obligation and liabilities under this Contract. In the event that the Earnest Money Deposit is not received by the Title Company within three (3) business days from the date of Buyer's and Seller's execution of this Contract whichever is later, this Contract shall be deemed null and void with neither party having any further obligation to the other.


                                   ARTICLE III

                 REVIEW OF TITLE, SURVEY AND OWNERSHIP DOCUMENTS

       3.1 Title Commitment. Within ten (10) days after the Effective Date of this Contract, Seller shall furnish to Buyer, at Seller's expense, a current commitment for an owner's title insurance policy ("Commitment") issued by the Title Company, setting forth the state of title to the Property and all exceptions including: easements, restrictions, rights of way, covenants, reservations, and other conditions, if any, affecting the Property which would appear in Owner's Title Policy, if issued. No representations or warranties are made by or shall be made or given by Seller with respect to the Survey or the information contained therein.

       3.2 Ownership Documents. Within ten (10) days after the Effective Date of this Contract, Seller shall, if available, furnish to Buyer true and correct copies of the items listed on Exhibit "D" (collectively, the "Ownership Documents"):

       3.3 Survey. Within twenty (20) days after the Effective Date of this Contract, Seller shall, at Seller's sole cost and expense, cause to be prepared and furnished to Buyer and the Title Company, a current ALTA survey (the "Survey") of the Property prepared by a duly licensed Florida land surveyor, which shall comply with Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, ,jointly established and adopted by ALTA and ACSM in 1992, and includes items 1, 2, 3, 4, 6, 7, 8, 9, 10, and 11 of Table "A" thereof, which meets the accuracy standards (as adopted by ALTA and ACSM and in effect on the date of the Survey) of an urban survey.

       3.4 Tenant Estoppel Certificates. Prior to closing, Seller shall obtain and submit to Buyer a signed estoppel certificate from all major tenants over 5,000 square feet and 75% of the remaining tenant on such form as per attached Exhibit "B", for the purpose of verifying the status of each lease.

                                   ARTICLE IV

                                   CONDITIONS

       4.1      Inspection Period.

                (a) Inspection Period. Buyer shall have a period commencing on the Effective Date of this Contract and extending forty (40) days thereafter to examine the title and Survey ("Title Inspection") and the Property and any Ownership Documents not previously provided ("Property

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Inspection")  (collectively  the  "Inspection  Period").  Such  examination  may include any matters that Buyer finds relevant to its decision to purchase the Property including, without limitation, a soil, hazardous substance, engineering and feasibility study. Buyer agrees that if it elects to have a Phase I environmental audit on the Property that it will provide Seller with a copy of said report. Seller shall assist Buyer in gaining access to the portion of the Property occupied under any Leases, if applicable, so that any inspecting engineer retained by Buyer can conduct those on-site structural inspections it deems necessary in order to conclude that the improvements are structurally sound. All inspections, unless otherwise stated herein, and studies conducted by Buyer or at Buyer's direction shall be at Buyer's sole cost and expense. In conducting such inspections, Buyer shall not unreasonably interfere with the use or occupancy of the Property and/or Land. Buyer agrees to indemnify Seller and hold Seller harmless from and against any injury, damage, loss, cost or expense related to or arising out of Buyer's inspection of the Property pursuant to this Section whether foreseen or not, including, but not limited to, costs of repairing damage to the Property, Land, Improvement and/or Personal Property. After the expiration of the Inspection Period, the sole obligation of Seller, except as provided herein, will be to deliver possession of the Property in the same condition as existed on the date of termination of the Inspection Period (ordinary wear and tear excepted). In the event the Buyer does not elect to terminate the Contract (as provided herein), THE BUYER AGREES THAT THE PROPERTY, INCLUDING BUT NOT LIMITED TO THE PERSONAL PROPERTY, IS BEING CONVEYED HEREUNDER "AS IS, WHERE IS, AND WITH ALL FAULTS", WITHOUT ANY REPRESENTATION OR WARRANTY BY SELLER EXCEPT AS EXPRESSLY SET FORTH HEREIN AND THE PERSONAL PROPERTY IS BEING SOLD AND ASSIGNED HEREUNDER ONLY TO THE EXTENT THAT IT MAY BE OWNED BY THE SELLER AND USED IN THE OPERATION OF THE PROPERTY. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SELLER HAS NOT MADE AND IS NOT MAKING ANY EXPRESS OR IMPLIED
REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE PROPERTY, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY REGARDING QUALITY OF CONSTRUCTION, WORKMANSHIP, CONDITION, STATE OF REPAIR, SAFETY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, ACCURACY OF DIMENSIONS, WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION OR IN COMPLIANCE WITH APPLICABLE CITY, COUNTY, STATE OR FEDERAL STATUTES, CODES, OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, TO HAZARDOUS MATERIALS OR ANY ENVIRONMENTAL MATTERS AND THE AMERICANS WITH DISABILITIES ACT, OPERATION OF MECHANICAL SYSTEMS, EQUIPMENT AND FIXTURES, SUITABILITY OF SOIL OR GEOLOGY, ABSENCE OF DEFECTS OR HAZARDOUS OR TOXIC MATERIALS OR WASTES, ANY PAST, PRESENT OR FUTURE OPERATING RESULTS, INCLUDING BOTH INCOME AND EXPENSES, ANY PROJECTIONS WITH RESPECT TO OPERATING RESULTS, THE FINANCIAL VIABILITY OF THE PROPERTY, OR THE COMPLETENESS OR ACCURACY OF ANY BOOKS OR RECORDS OF SELLER PERTAINING TO THE PROPERTY, AND BUYER ACKNOWLEDGES THAT BUYER ACCEPTS THIS PROPERTY WITHOUT RELYING UPON ANY SUCH REPRESENTATION OR WARRANTY BY SELLER OR BY ANY OTHER PERSON AND BASED SOLELY UPON BUYER'S OWN INSPECTIONS, INVESTIGATIONS AND FINANCIAL ANALYSIS OF THE PROPERTY.

                (b) Seller's Cure Period. Buyer agrees to notify Seller of all objections it may have based on Title Inspection within fifteen (15) days of its receipt thereof. Any exceptions reflected in the Commitment to which Buyer does not object or which are waived by Buyer shall be deemed permitted exceptions (the "Permitted Exceptions").

       4.2 Termination. Buyer agrees to notify Seller in writing on or before the expiration of the Inspection Period of its intent to terminate the Contract. However, if Buyer fails to notify Seller of its intent to proceed with this Contract, the Contract shall be deemed terminated as of the expiration of the Inspection Period. If Buyer terminates this Contract as provided herein in this Section, The Title Company, without further authorization or direction from Seller, will immediately refund the Earnest

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Money Deposit to Buyer.  Thereafter,  (except as expressly  provided for in this
Contract) neither Buyer or Seller will have any further obligations or liabilities under this Contract.

       4.3 No Further Contracts. From the date hereof until the Closing Date or the earlier termination of this Contract, Seller shall (a) maintain and operate the Property in the same manner in which the Property was operated as of the Effective Date, and will not knowingly permit to be committed any waste on the Property, (b) continue all leases, if applicable, and insurance policies relative to the Property in full force and effect, (c) neither cancel, amend, enter into nor renew any lease, without the written consent of Buyer (which consent will not be withheld unreasonably and notice of which approval or disapproval shall be provided to Seller within five (5) days from Seller's presentment to Buyer of the lease at issue), (d) not knowingly enter into any agreement or instrument which would constitute an encumbrance on the Property without prior written consent of Buyer (which consent will not be withheld unreasonably and notice of which approval or disapproval shall be provided to Seller within five (5) days from Seller's presentment to Buyer of the agreement or instrument at issue) and (e) not remove Personal Property owned by Seller from the Land, Improvements and/or Property. In the event that Buyer does not provide Seller with notice required by this subsection within the time set forth herein Buyer's approval shall be deemed to have been waived.

                                    ARTICLE V

                     BUYER'S REPRESENTATIONS AND WARRANTIES

       Buyer represents and warrants to Seller the following statements are true on the Effective Date of this Contract and will be true on the Closing Date:

       5.1 Buyer's Power and Authority. Buyer and its representatives have all power and authority legally necessary to enter into this Contract, execute and deliver the Closing documents and purchase the Property in accordance with this Contract's terms.

       5.2 No Actions Against Buyer. Buyer knows of no action, suit or proceeding, pending or threatened against Buyer, which would, if determined against Buyer, adversely and materially affect Buyer's ability to perform its obligations under this Contract.

       Buyer's tender of performance of its obligations under this Contract shall constitute Buyer's confirmation that the above representations and warranties are then also true and correct.





                                   ARTICLE VI

                     SELLER'S REPRESENTATIONS AND WARRANTIES

       6.1 Seller warrants and represents the following is true and correct as of the date of Closing (hereinafter defined).

                (a) Seller has full power and authority to enter into this Contract. The execution and delivery require no further action or approval in order to constitute this Contract as binding and enforceable obligations of Seller.

                (b) To the best of Seller's knowledge, no litigation or proceeding is pending or threatened relating specifically to the Property, which if adversely determined, could have a material adverse effect on title to and/or the use, or which could, in any way, interfere with the consummation of this Contract.

                (c) To the best of Seller's knowledge, no person has caused a release or threatened a release of any hazardous material on about or under the Property. In addition Seller has no knowledge that the Property contains any underground storage tank, asbestos building material or a drycleaning plant or facility using drycleaning solvents.

                (d) To the best of Seller's knowledge , there are no Leases affecting the Property, oral or written, except as listed on the rent roll. Copies of the Leases, which shall be delivered to the Buyer are true, correct and complete copies thereof, subject to the matters set forth on the rent roll. All of the Tenant leases are in good standing and no defaults exist thereunder except as noted on the rent roll. No rent or reimbursement has been paid more than one (1) month in advance and no security deposit has been paid, except as stated on the rent roll. No tenant under any lease has been promised any inducement, consession or consideration by Seller other than expressly stated in such Lease, and except as stated therein there are and will be no side agreements between Seller and any tenant.

       For purposes of this Contract, the terms "to the best of Seller's knowledge", "Seller's knowledge" and/or "knowledge" shall be limited to such actual knowledge or written notice or report that has actually been received by Paul H. Thomas, Jr., who is Seller's Manager of Real Estate Equity Assets or Lawrence W. Baiamonte, who is Seller's Director of Real Estate Equity Assets.

                                   ARTICLE VII

                            REQUEST FOR NONDISCLOSURE

       7.1 Buyer and its representatives shall hold in strictest confidence all data and information obtained with respect to the operation and management of the Property, whether obtained before or after the execution and delivery hereof, and shall not use such data or information for purposes unrelated to this Contract or disclose the same to others except as expressly permitted hereunder. The preceding sentence shall not be construed to prevent Buyer from disclosing to its agents, consultants and lenders such information with respect to the Property as is necessary for such agents, consultants and lenders to perform their designated tasks in connection with Buyer's inspection of the Property, so long as the Buyer causes such agents, consultants and lenders to execute an agreement to keep such information confidential. However, neither party shall have this obligation concerning information which: (a) is published or becomes publicly available through no fault of either the Buyer or Seller;
(b) is rightfully received from a third party; or (c) is required to be disclosed by law. In the event this Contract is terminated or Buyer fails to perform hereunder, Buyer shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Contract or the transactions contemplated hereby (including all information which was provided to agents, consultants and/or lenders). In the event of a breach or threatened breach by Buyer or its agents, consultants and/or lenders of this paragraph, Seller shall be entitled to an injunction restraining Buyer or its agents, consultants and/or lenders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach.





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                                  ARTICLE VIII

                                     CLOSING

       8.1 Date and Place of Closing. The Closing ("Closing") shall take place at Commonwealth Title Insurance Company. The Closing Date ("Closing Date") shall be within fifteen (15) days after the Inspection Period; however, Seller and Buyer may mutually designate an earlier date for Closing. At Seller's option, Closing may occur in escrow, in which event the Title Company shall act as escrow agent.

       8.2 Seller's Closing Obligations. At the Closing or as provided below, Seller shall deliver to Buyer, at Seller's sole cost and expense (except as stated below), each of the following items:

                (a) An Owner's Policy of Title Insurance ("Title Policy") issued by the Title Company in Buyer's favor in the full amount of the Purchase Price, insuring Buyer's fee simple title to the Property and in and to any easements and restrictions which inure to the benefit of the Property, subject only to the Permitted Exceptions;

                (b) A special warranty deed ("Deed"), duly executed and acknowledged by Seller, and in form for recording, conveying good and indefeasible fee simple title to the Property to Buyer, subject only to the Permitted Exceptions;

                (c) A Bill of Sale transferring all of the Personal Property "As Is" "Where Is" and "With All Faults" and an assignment of the Personal Property.

                (d) An Assignment of all Warranties, Guaranties and Service Contracts, if any;

                (e)  All keys to the Property in Seller's possession;

                (f) An assignment of all Leases, as per attached Exhibit "C";

                (g)  Executed originals of the Leases in Seller's possession;

                (h) Lease files.

     8.3 Adjustments at Closing. The Purchase Price shall be adjusted as of the Closing Date ---------------------- by:

                (a) Prorating the closing year's real and tangible personal property taxes as of the the Closing Date (if the amount of the current year's property taxes are not available, such taxes will be prorated based upon the prior year's assessment);

                (b) Prorating as of the Closing Date cash receipts and expenditures for the Shopping Center and other items customarily prorated in transactions of this sort; and

                (c) Subtracting the amount of security deposits, prepaid rents from tenants under the Leases, and credit balances, if any, of any tenant. Any rents, percentage rents or tenant reimbursement payable by tenants after the Closing Date but applicable to periods on or prior to the Closing Date shall be remitted to Seller by Buyer within thirty (30) days after receipt, less any expenses of the Property incurred on or prior to the Closing Date but discovered by Buyer after the Closing Date. Buyer shall have no obligation to collect deliquencies, but should Buyer collect any deliquent rents or other sums which cover periods prior to the Closing Date and for which Seller has received no proration credit, Buyer shall remit same to Seller within thirty (30) days after receipt, less

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any costs of collection. Buyer will not interfere in Seller's efforts to collect sums due it prior to the Closing  Date.Seller  will remit to Buyer within thirty
(30) days after receipt any rent, percentage rents or tenant reimbursements received by Seller after Closing which are attributable to periods occuring after the Closing Date. Undesignated receipts after Closing of either Buyer or Seller from tenants in the Shopping Center shall be applied first to the then current rents and reimbursements for such tenants(s), then to deliquent rents and reimbursements attributable to post- Closing Date periods, and then to pre-Closing Date periods.

       8.4 Buyer's Closing Obligations. At Closing, Buyer shall execute those Closing documents to which Buyer is a party and direct the Title Company to remit to Seller the Purchase Price, plus any other sums required to be paid by Buyer, in accordance with this Contract.

       8.5 Possession and Closing. Notwithstanding anything contained herein, exclusive possession of the Property shall be delivered to Buyer by Seller at Closing.

       8.6 Closing Costs. Unless otherwise specified in this contract, all costs and expenses of Closing including recording fees and transfer fees shall be allocated equally between Seller and Buyer. Each party will be responsible for its own legal fees except in the event of default.


                                   ARTICLE IX

                       TERMINATION, DEFAULTS AND REMEDIES

       9.1 Buyer's Termination. If Seller is unable to convey title to the Property, Buyer may, at Buyer's option, terminate this Contract by written notice forwarded to Seller prior to the Closing Date or delivered to Seller on the Closing Date or earlier date as specified in this Contract for such notice of termination. If Buyer elects to terminate this Contract pursuant to a right to do so expressly given to Buyer in this Contract, the Earnest Money Deposit shall be promptly refunded to Buyer on written instruction to the Title Company signed only by Buyer, and neither party shall have any further obligation or liability to the other party hereunder. If the Earnest Money Deposit is to be returned to Buyer in accordance with this Contract, Seller shall promptly, on written request from Buyer, execute and deliver such documents as may be required to cause the Title Company to return the Earnest Money Deposit to Buyer.

       9.2 Seller's Default; Buyer's Remedies. If Seller fails to consummate this Contract for any reason (other than Buyer's default or a termination of this Contract by Seller or Buyer pursuant to a right to do so expressly provided for in this Contract), Buyer may elect to enforce the specific performance of this Contract or terminate this Contract and receive a refund of the Earnest Money Deposit; provided, however, in the event specific performance of this Contract is frustrated due to Seller's conveyance of all or part of the Property to a third party in breach of this Contract or due to Seller's intentionally encumbering all or any part of the Property with a lien, lease, easement, restriction or other encumbrance after the date of this contract objected to by Buyer and not eliminated at or prior to Closing, Buyer may pursue any remedies available to Buyer at law or in equity.

       9.3 Buyer's Default; Seller's Remedy. If Buyer fails to consummate this Contract for any reason (other than Seller's default or a termination of this Contract by Seller or Buyer pursuant to a right to do so expressly provided for in this Contract), Seller may, as Seller's sole and exclusive remedy, terminate this Contract and retain the Earnest Money Deposit as liquidated damages for breach of this Contract. Upon written notice of termination by Seller to the Title Company and Buyer pursuant to this Section, the Title Company, without further authorization from Buyer, shall immediately deliver the Earnest Money Deposit to Seller. Such amount is agreed upon by and

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between  Seller  and Buyer as  liquidated  damages,  due to the  difficulty  and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof and the payment of the Earnest Money Deposit shall constitute full satisfaction of Buyer's obligations under this Contract. Such amount is agreed upon by and between Seller and Buyer as a reasonable estimate of just compensation for the harm caused by Buyer's default.


                                    ARTICLE X

                     DAMAGE OR DESTRUCTION PRIOR TO CLOSING

       10.1 In the event that either the Improvements or Personal Property should be damaged by any casualty prior to Closing, and if the cost of repairing such damage, as estimated by an independent contractor ("Independent Contractor") retained by Buyer (and approved by Seller, which approval shall not be withheld unreasonably or unduly delayed) is:

                (a) less than FIFTY THOUSAND DOLLARS ($50,000), then, at Seller's option: (i) Seller shall repair such damage prior to the Closing Date, restoring the damaged Property at least to its condition immediately prior to such damage, or (ii) elect to close the transaction and Buyer shall receive a credit at Closing in an amount necessary to make such repairs as determined by the Independent Contractor; or if said cost is

                (b) equal to or more than FIFTY THOUSAND DOLLARS ($50,000) then the Buyer may elect within twenty (20) days of notification to Buyer of such occurrence to (i) terminate this Contract or (ii) require Seller to assign to Buyer at Closing, all insurance proceeds payable for such damage, and pay to Buyer at Closing the amount of any deductible required by Seller's insurance policies, and the sale shall be closed without the Seller's repairing such damage.



                                   ARTICLE XI

                                  CONDEMNATION

       11.1 Eminent Domain. If prior to the Closing Date a material portion of the Property shall be taken by any governmental authority under the power of eminent domain or by any private organization possessing the power of eminent domain, this Contract shall terminate on the date of taking and the Title Company shall thereupon promptly return to Buyer the Earnest Money Deposit, and the parties hereto shall thereafter be released of any obligation or liability by reason of the execution of this Contract.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

       12.1 Broker's Commission. If, and when the Closing occurs, Seller hereby agrees to pay one and one half percent (1 1/2%) of the purchase price to Atlantic American Group in cash for their services in connection with this Contract. Seller and Buyer each represent and warrant to the other that there are no claims for broker's commissions or finder's fees in connection with the execution and delivery of this Contract other than that of the Brokers named in this Section 12.1, and Seller and Buyer each agree to indemnify the other against and hold such party harmless from all liabilities arising from a breach of the representation and warranty made by such party herein, including, without limitation, reasonable attorneys' fees and related court costs.

       12.2 Assignment. Buyer may not assign this Contract without Seller's prior written consent unless the Buyer remains liable for all terms and conditions under the Contract.

       12.3 Notices. Any notice, approval, waiver, objection or other communication (for convenience "Notice") required or permitted to be given hereunder or given in regard to this Contract by one party to the other shall be in writing and the same shall be given and be deemed to have been served and given (a) if hand delivered, when delivered in person to the address set forth hereinafter for the party to whom notice is given; (b) if mailed, (except where actual receipt is specified in this Contract) when placed in the United States mail, postage prepaid, by Certified Mail, Return Receipt Requested; addressed to the party at the address hereinafter specified; or (c) if by overnight delivery, when delivered to the overnight carrier. Any party may change its address for notices by notice theretofore given in accordance with this Section 12.3.



       If to Seller:       Nationwide Life Insurance Company
                           One Nationwide Plaza, 1-34-01
                           Columbus, Ohio 43215
                           Attention: Paul H. Thomas, Jr.

       With copy to:       Nationwide Life Insurance Company
                           One Nationwide Plaza, 1-35-04
                           Columbus, Ohio 43215
                           Attention: Philip W. Whitaker, Esq.

       If to Buyer:        RRC Acquisition Two , Inc.
                           121 West Forsyth Street, Suite 200
                           Jacksonville, Florida32202
                           Attention: Robert L. Miller
                           Fax:  904-354-1832

       With copy to:       Rogers, Towers, Bailey, Jones & Gay
                           1301 Riverplace Boulevard, Suite 1500
                           Jacksonville, Florida 32207
                           Attention: William E. Scheu
                           Fax: 904-396-0663


       12.4 Entire Agreement. This contract and the exhibits attached hereto constitute the entire agreement between Seller and Buyer, and there are no other covenants, agreements, promises, terms, provisions, conditions, undertakings, or understandings, either oral or written, between them concerning the Property other than those herein set forth. No subsequent alteration, amendment, change, deletion or addition to this Contract shall be binding upon Seller or Buyer unless in writing and signed by both Seller and Buyer.

       12.5 Headings. The headings, captions, numbering system, etc., are inserted only as a matter of convenience and may under no circumstances be considered in interpreting the provisions of this Contract.

       12.6 Binding Effect. All of the provisions of this Contract are hereby made binding upon the personal representatives, heirs, successors, and assigns of both parties hereto. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "heirs, executors, administrators and assigns" shall include "successors, legal representatives and assigns."

       12.7     Time of Essence.  Time is of the essence of this Contract.

       12.8 Unenforceable or Inapplicable Provisions. If any provision hereof is for any reason unenforceable or inapplicable, the other provisions hereof will remain in full force and effect in the same manner as if such unenforceable or inapplicable provision had never been contained herein.

       12.9 Counterparts. This Contract may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical.

       12.10 Applicable Law. This Contract shall be construed under and in accordance with the laws of the State of Florida.

       12.11 Attorney's Fees. In the event either Buyer or Seller should bring suit against the other in respect to any matters provided for in this Contract, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees in connection with such suit.

       12.12 Authority. Each person executing this Contract, by his execution hereof, represents and warrants that he is fully authorized to do so, and that no further action or consent on the part of the party for whom he is acting is required to the effectiveness and enforceability of this Contract against such party following such execution.

       12.13 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed at the Closing, Seller and Buyer agree to perform such other acts, and to execute and/or deliver such other instruments and documents as either Seller or Buyer, or their respective counsel, may reasonably require in order to effect the intents and purposes of this Contract. Further, Seller and Buyer each agree to deliver to the Title Company affidavits and such other assurances as may reasonably be necessary or required to enable the Title Company to issue the Title Policy as contemplated in this Contract.

       12.14 Time Periods. Unless otherwise expressly provided, all periods for delivery or review and the like shall be determined on a "calendar" day basis. If any date for performance, approval, delivery or Closing falls on a Saturday, Sunday or legal holiday, the time therefor shall be extended to the next business day.

       12.15 Survival. The representations, warranties and covenants (except with respect to Section 12.1) of Buyer and Seller contained herein shall survive the Closing for a period of six (6) months from the Closing Date and shall thereafter be deemed void and of no force. The representations, warranties and covenants contained in Section 12.1 shall survive the Closing for an unlimited period and shall not merge with the delivery of the documents at Closing.

       12.16 Waiver of Right to Trial by Jury. The Buyer and the Seller hereby waive any right to trial by jury of any claim, demand, action or cause of action
(i) arising under this Contract or any other instrument, document or agreement executed or delivered in connection herewith or (ii) in any way connected with or related or incidental to the dealings of the parties hereto or any of them in respect of this Contract or any other instrument, document or agreement executed or delivered in connection herewith or the transactions related hereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise. The Buyer and the Seller hereby agree and consent that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that any party may file an original counterpart or a copy of this Contract with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

       12.17 The effective date ("Effective Date") of this Contract shall be the date on which the Title Company acknowledges receipt of the Earnest Money Deposit.


DATED this day of , 1998, which is the date this Contract has been signed by whichever of Buyer or Seller is the last to sign this Contract. All references to the "date of this Contract" or similar references shall mean this date.


                                                     SELLER:

                                            NATIONWIDE LIFE INSURANCE COMPANY
                                               an Ohio Corporation

                                                         By:
Date Signed by Seller                                    Robert H. McNaghten
                                         Vice President-Real Estate Investments

                                                          BUYER:
                                            RRC ACQUISITION TWO, INC. a Florida
                                                         corporation



                                                                       By:
Date Signed by Buyer

                       AMENDMENT NO. 1 TO CONTRACT OF SALE

                                   May 4, 1998


Contract of Sale dated March 23, 1998 - entered into between NATIONWIDE LIFE INSURANCE COMPANY ("Seller") and RRC ACQUISITION TWO, INC. ("Buyer") relating to the sale and purchase of the following described real estate situated in the city of Miami and state of Florida as described on Exhibit "A" attached.

WHEREAS, Seller and Buyer have hereto entered into a Contract of Sale dated March 23, 1998.

WHEREAS, Seller and Buyer now desire to amend the Contract of Sale as follows:

NOW THEREFORE, in consideration of the mutual promises contained here, Buyer and Seller agree to amend the Contract as stated below:

The terms and definitions not herein defined shall have the meaning as defined in the Contract of Sale dated March 23, 1998 (the "Contract").

         1. Article 4.1 Inspection Period. The Inspection Period, as defined in the Contract shall be extended for a period ending May 29, 1998.

         IN WITNESS WHEREOF, Seller and Buyer have executed this amendment as of the day and year first written above.

Seller:                                                       Buyer:
            NATIONWIDE LIFE INSURANCE                RRC ACQUISITION TWO, INC.
COMPANY


By:                                                By:_______________________

                       AMENDMENT NO. 2 TO CONTRACT OF SALE

         THIS AGREEMENT, dated as of the ____ day of May, 1998, executed on the date as indicated below, by and between NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation ("Seller") and RRC ACQUISITIONS TWO, INC., a Florida corporation ("Buyer").

                                   Background

         Seller and Buyer heretofore entered into a Contract of Sale dated as of March 23, 1998, concerning the sale and purchase of Shoppes @ 104 located in Dade County, Florida, more particularly described on attached Exhibit "A", said agreement having been amended by Amendment No. 1 to Contract of Sale dated May 4, 1998, (said contract, as amended, being herein referred to as the "Contract"). Seller and Buyer wish to further amend the Contract as hereinafter provided.

         NOW THEREFORE, in consideration of the foregoing and for other valuable consideration, receipt of which is acknowledged, Seller and Buyer agree as follows:

         1. Buyer and Seller ratify and reaffirm the Contract, and acknowledge that it continues in full force and effect, as modified by Amendment No. 1 to Contract of Sale and hereby.

         2. The terms and definitions not herein defined shall have the meaning as defined in the Contract.

         3. The Purchase Price set forth in Section 2.1(a) of the Contract is reduced to the aggregate sum of $12,050,000 subject to adjustment as provided in the Contract.

         4. Should the transaction close, Seller shall not pursue collection of reconciliation receivables from 1995 and 1996, and at Closing will disclaim any interest therein or right thereto.

         5. Should the transaction close, Seller shall not bill or charge tenants for any capital items in the 1997 reconciliation billings. Seller shall allow Buyer to review and approve the reconciliation billings prior to distribution to the tenants.

         6. Should the transaction close, Seller shall not pursue outstanding past due rent, CAM charges, and other sums due from the following tenants currently carrying balances: Tae Kwon Do, Mailboxes, Etc., Lady of America, Loving Child Day Care, and Wash Time. At Closing, Seller shall disclaim any right Seller may have to any of these delinquencies paid by such tenants after Closing, if any.
         IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the day and year first above written.

Witnesses:
                                                     RRC ACQUISITIONS TWO, INC.,
                                                     a Florida corporation
Name:

                                                     By:
                                      Name:
Name:                                       Title:

                                                     Date of Execution:

                                                              "BUYER"


                                            NATIONWIDE LIFE INSURANCE COMPANY,
                                                     an Ohio corporation
Name:

                                                     By:
                                      Name:
Name:                                       Title:

                                                     Date of Execution:

                                                              "SELLER"

                   AMENDMENT NO. 3 TO CONTRACT OF SALE

                                  May 29, 1998


Contract of Sale dated March 23, 1998 - entered into between NATIONWIDE LIFE INSURANCE COMPANY ("Seller") and RRC ACQUISITION TWO, INC. ("Buyer") relating to the sale and purchase of the following described real estate situated in the city of Miami and state of Florida as described on Exhibit "A" attached.

WHEREAS, Seller and Buyer have hereto entered into a Contract of Sale dated March 23, 1998. The original Contract of Sale was subsequently amended pursuant to Amendment No. 1 to the Contract of Sale dated May 4,1998 and Amendment No. 2 to the Contract of Sale dated May 11,1998; and

WHEREAS, Seller and Buyer now desire to amend the Contract of Sale as follows:

NOW THEREFORE, in consideration of the mutual promises contained here, Buyer and Seller agree to amend the Contract as stated below:

The terms and definitions not herein defined shall have the meaning as defined in the Contract of Sale dated March 23, 1998 (the "Contract").

         1. Article 4.1 Inspection Period. The Inspection Period, as defined in the Contract shall be extended for a period ending June 5, 1998.

         IN WITNESS WHEREOF, Seller and Buyer have executed this amendment as of the day and year first written above.

Seller:                                                       Buyer:
NATIONWIDE LIFE INSURANCE                   RRC ACQUISITION TWO, INC.
COMPANY


By:                                                By:_______________________